UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26632 Towne Centre Drive, Suite 320
Foothill Ranch, CA 92610
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 649-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 99.01

Item 1.01 Entry into a Material Definitive Agreement

Financing Transaction.

     On October 27, 2004, CardioGenesis Corporation (the “Company”) completed a financing transaction with Laurus Master Fund, Ltd, a Cayman Islands corporation (“Laurus”), pursuant to which the Company issued a Secured Convertible Term Note (the “Note”) in the aggregate principal amount of $6.0 million and a warrant (the “Warrant”) to purchase an aggregate of 2,640,000 shares of common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). As part of the financing, the Company paid Laurus Capital Management, LLC, the manager of Laurus, a closing payment equal to $216,000 plus due diligence and legal expenses of $44,500.

     Net proceeds to the Company from the financing, after payment of fees and expenses to Laurus and its affiliates, were $5,752,500, $2,875,250 of which was received by the Company and $2,877,250 of which was deposited in a restricted cash account. Funds deposited in the restricted cash account will only be released to the Company, if at all, upon satisfaction of certain conditions described below.

     The following describes certain of the material terms of the financing transaction with Laurus. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-k:

     Note Maturity Date and Interest Rate. The Note matures on October 26, 2007 absent earlier redemption by the Company or earlier conversion by Laurus, as described below. Annual interest on the Notes is equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2.0%), provided, that, such annual rate of interest may not be less than six and one-half percent (6.5%), subject to certain downward adjustments resulting from certain increases in the market price of the Common Stock.

     Payment of Interest and Principal. Interest on the Note is payable monthly in arrears on the first day of each month during the term of the Note, commencing November 1, 2004. In addition, commencing May 1, 2005, the Company is required to make monthly principal payments of $100,000 per month (together, with monthly interest payments, the “Monthly Payment Amount”) on the portion of the $3,000,000 in principal that was not deemed restricted cash (the “Amortizing Principal Amount”). To the extent that funds are released from the restricted cash account prior to repayment in full of the Amortizing Principal Amount, the Monthly Payment Amount may be increased by an amount equal to the amount released from the restricted cash account divided by the remaining number of monthly principal payments due on or prior to the maturity date.

     Note Conversion Rights. All or a portion of the outstanding principal and interest due under the Note may be converted into shares of the Company’s common stock upon satisfaction of certain conditions. The initial fixed conversion price under the Note is $0.50 per share. The fixed conversion price is subject to anti-dilution protection adjustments, on a weighted average basis, upon the Company’s issuance of additional shares of Common Stock at a price that is less than the then current fixed conversion price (the fixed conversion price, together with any adjustments, is referred to hereunder as the “Fixed Conversion Price”).

     Laurus may, at any time, convert the outstanding indebtedness of each of the Notes into shares of Common Stock at the then applicable Fixed Conversion Price.

     Subject to the restrictions on conversion described below, Laurus shall be required to convert into shares of common stock the Monthly Payment Amount in the event that (i) the average closing price of the Company’s common stock for the five trading days preceding the due date of a Monthly Payment Amount is greater than 110% of the Fixed Conversion Price, and (ii) the amount of such conversion does not exceed 35% of the aggregate dollar trading volume of the Company’s common stock for the 22 trading days preceding the payment date.

     Subject to the restrictions on conversion described below, in the event that the average closing price of the Company’s common stock for the five trading days preceding the due date of a Monthly Payment Amount is less than 110% of the Fixed Conversion Price, the Company may elect to require the conversion of the Monthly Payment Amount into shares of Common Stock at a conversion price equal to 90% of the average of the five lowest closing prices of the Common Stock during the twenty trading days immediately prior to the repayment; provided, however, that (i) such conversion cannot exceed 35% of the aggregate dollar trading volume of the Company’s common stock for the 22 trading days preceding the payment date, and (ii) such conversion cannot be made if the conversion price for such conversion would be less than $.20 per share.

     In the event that all or any portion of the Monthly Payment Amount is paid in cash, the Company shall be required to pay Laurus an amount equal to 103% of the principal amount of the cash portion of the Monthly Payment Amount being paid.

     Release from Restricted Cash Account. $2,877,250 of the Note proceeds have been deposited in a restricted cash account. To the extent that Laurus elects to voluntarily convert any portion of the Note in excess of any amounts necessary to satisfy any Monthly Amounts then due and payable by the Company, the principal amount converted shall be deemed a conversion of the funds contained in the restricted cash account and a corresponding amount of cash shall be released to the Company from the restricted cash account.

     Following repayment in full of the Amortizing Principal Amount, the Company may require Laurus to convert all or a portion of the remaining principal amount of the Note (and release an equivalent amount of cash from the restricted cash account) (the “Non-Amortizing Principal Amount”). The conversion price in such circumstance shall be (i) the Fixed Conversion Price if the average closing price of the Company’s common stock for the five trading days preceding the notice of conversion is greater than 110% of the Fixed Conversion

Price, or (ii) a conversion price equal to 90% of the average of the five lowest closing prices of the Company’s Common Stock during the 20 trading days immediately prior to the conversion notice; provided, however, that in either case (x) such conversion cannot exceed 35% of the aggregate dollar trading volume of the Company’s common stock for the 22 trading days preceding the payment date, and (ii) such conversion cannot be made if the conversion price for such conversion would be less than $.20 per share.

     If the average closing price of the Company’s common stock is (i) greater than 125% of the Fixed Conversion Price for the 11 consecutive trading day period following payment in full of the Amortizing Principal Amount, upon receipt of notice from the Company, Laurus shall be required to convert the Non Amortizing Principal Amount at the then applicable Fixed Conversion Price, provided, however, that such conversion shall not exceed 15% of the aggregate dollar trading volume of the common stock for the 22 trading days immediately preceding delivery of such notice; (ii) greater than 150% of the then applicable Fixed Conversion Price for the 11 consecutive trading day period following payment in full of the Amortizing Principal Amount, upon receipt of notice from the Company, Laurus shall be required to convert the Non Amortizing Principal Amount at the then applicable Fixed Conversion Price, provided, however, that conversion of such Non Amortizing Principal Amount shall not exceed 25% of the aggregate dollar trading volume of the common stock for the 22 trading days immediately preceding delivery of such notice; or (iii) greater than 175% of the then applicable Fixed Conversion Price for the 11 consecutive trading day period following payment in full of the Amortizing Principal Amount, upon receipt of notice from the Company, Laurus shall be required to convert the Non Amortizing Principal Amount at the then applicable Fixed Conversion Price, provided, however, that conversion of such Non Amortizing Principal Amount shall not exceed 35% of the aggregate dollar trading volume of the common stock for the 22 trading days immediately preceding delivery of such notice; Notices of conversion of the Non-Amortizing Principal Amount may not be delivered by the Company more than once per calendar month.

     As a result of the foregoing restrictions, there can be no assurances that the Company will have access to or use of the funds in the restricted cash accounts if and when needed.

     Warrant Terms. The Warrant grants Laurus the right to purchase up to 2,640,000 shares of Common Stock of the Company at an exercise price of $0.50 per share. The Warrant expires on October 26, 2011 and may be exercised by the payment of cash or on a cashless basis through a reduction in the shares otherwise issuable upon exercise having a fair market value equal to the aggregate exercise price for the portion of the Warrant being exercised on a cashless basis.

     Restrictions on Conversion of Note and Exercise of Warrant. Notwithstanding anything to the contrary set forth above, the Company may pay amounts due under the Note in shares of our common stock only so long as there is an effective registration statement on file covering the resale of such shares or an exemption from such registration is available under Rule 144 of the Securities Act. In addition, Laurus is not entitled to receive shares upon exercise of the Warrant, upon payment of principal and interest on the Note, or upon conversion of the Note if such receipt would cause Laurus to be deemed to beneficially own in excess of 4.99% of the outstanding shares of our common stock on the date of issuance of such shares. Such provision may be waived by Laurus upon 75 days prior written notice to the Company.

     Right to Redeem Note. The Company has the option of prepaying the outstanding Amortizing Principal Amount in whole or in part by paying an amount equal to 130% of the principal amount being redeemed by giving at least 12 business days prior written notice of redemption to Laurus. In addition, the Company has the option of prepaying the outstanding Non-Amortizing Principal Amount in whole or in part by paying an amount equal to 120% of the Non-Amortizing Principal Amount to be redeemed by giving at least seven business days prior written notice of redemption.

     Security for Note. The Note is secured by a blanket lien on substantially all of the Company’s assets, including the restricted cash account, pursuant to the terms of a security agreement executed by the Company. If an event of default occurs under the security agreement or Note, Laurus has the right to accelerate payments under the Note and, in addition to any other remedies available to it, foreclose upon the assets securing the Note.

     Registration Rights. Pursuant to the terms of a Registration Rights Agreement between Laurus and the Company, the Company is obligated to file a registration statement on Form S-3 (or if Form S-3 is not available another appropriate form) registering the resale of shares of the Company’s Common Stock issuable upon conversion of the Note and exercise of the Warrant. The Company is required to file a registration statement on or prior to December 24, 2004 and have the registration statement declared effective on or prior to February 23, 2005. If the registration statement is not timely filed, or declared effective within the timeframe described, or if the registration is suspended other than as permitted, in the registration rights agreement, the Company will be obligated to pay Laurus a fee equal to 1.5% of the aggregate original principal amount of the Note for each 30 day period (pro rated for partial periods) that such registration conditions are not satisfied.

     Right of Laurus to Make an Additional Investment. The Company has granted Laurus the right, exercisable in the 120 day period following closing of the financing, to complete an additional financing of up to $2 million on substantially the same terms and conditions as the financing transaction described above. The Company and Laurus have agreed that $1 million of such additional financing was completed as part of the initial financing.

     Right of First Refusal. Subject to certain exceptions, the Company has granted the Purchaser a right of first refusal to provide additional financing to the Company in the event that the Company proposes complete additional debt financing or to sell any equity securities of the Company.

     Additional Restrictions. The financing documents contain certain restrictions regarding the operation of the Company while the Note remains outstanding. Such restrictions include the Company’s agreement that, except with Laurus’ prior written consent (such consent not to be unreasonably withheld), it will not issue any (i) debt securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, or (ii) any equity securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities, provided that no consent shall be necessary on the issuance of equity securities having such a variable/floating conversion feature where the conversion price is subject to a specified minimum “floor” price per share.

     In addition, the financing documents, among other things, (i) prohibit the Company from paying dividends or redeeming shares, (ii) prohibit the Company from incurring additional debt other than (1) inventory and equipment financing of $1.5 million in any 12 month period, (2) trade debt arising in the ordinary course of business, (3) subordinated unsecured debt less than $5,000,000 in the aggregate, (4) debt incurred in connection with the purchase of assets in the ordinary course, (5) debt subordinated to the debt to Laurus (on terms reasonably acceptable to Laurus) incurred in connection with acquisitions, product launches, research and development projects and similar purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of a secured convertible term note in the aggregate principal amount of $6 million.

Item 3.02 Unregistered Sales of Equity Securities

     See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of warrants and a secured convertible term note, each of which may be converted into shares of the Company’s common stock.

Item 3.03 Material Modification to Rights of Security Holders

     In connection with the completion of the financing transaction described in Item 1.01 above, the Company amended its Shareholder Rights Agreement, dated August 17, 2001, as amended, to provide that the initial issuance of the securities to Laurus would not trigger the Rights Agreement and to exclude the warrants from the calculation of beneficial ownership under the Rights Agreement unless and until the warrants are exercised.

     Prior to consummation of the financing transaction, the Company had outstanding warrants (the “Existing Warrants”) to purchase 3,139,535 shares of its common stock at an exercise price of $1.37 per share. As a result of the issuance of the Note and the application of certain anti-dilution provisions contained in Existing Warrants, the exercise price of the Existing Warrants decreased to $1.2937 per share and the number of shares subject to the Existing Warrants increased to 3,324,699 shares.

     See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a more detailed description of the terms of a financing transaction that included the issuance of a secured convertible term note in the aggregate principal amount of $6 million and certain limitations upon the payment of dividends and the incurrence of additional debt.

Item 7.01 Regulation FD Disclosure.

     On October 28, 2004, the Company issued a press release announcing completion of the $6.0 million financing facility described in Item 1.01 above.

     The press release is attached hereto as Exhibit 99.01 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

  (c) Exhibits

Exhibit Number	Exhibit Title or Description
4.1	Third Amendment to Rights Agreement, dated October 26, 2004, between the Company and Equiserve Trust Company N.A

4.2	Securities Purchase Agreement, dated October 26, 2004, between the Company and Laurus Master Fund, Ltd.

4.3	Secured Convertible Term Note, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

4.4	Registration Rights Agreement, dated October 26, 2004, between the Company and Laurus Master Fund, Ltd.

4.5	Common Stock Purchase Warrant, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

4.6	Security Agreement, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

99.01	Press release of the Company, dated October 28, 2004, relating to completion of a $6.0 million financing transaction

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION (Registrant)

Date: October 28, 2004	By:	/s/ Christine G. Ocampo

Christine G. Ocampo, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description
4.1	Third Amendment to Rights Agreement, dated October 26, 2004, between the Company and Equiserve Trust Company N.A

4.2	Securities Purchase Agreement, dated October 26, 2004, between the Company and Laurus Master Fund, Ltd.

4.3	Secured Convertible Term Note, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

4.4	Registration Rights Agreement, dated October 26, 2004, between the Company and Laurus Master Fund, Ltd.

4.5	Common Stock Purchase Warrant, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

4.6	Security Agreement, dated October 26, 2004, in favor of Laurus Master Fund, Ltd.

99.01	Press release of the Company, dated October 28, 2004, relating to completion of a $6.0 million financing transaction